Exhibit 99.1

Contact: Tracy McLauchlin, CFO IES Holdings, Inc. 713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Reports Fiscal 2017 Fourth Quarter and Year-End Results

HOUSTON — December 8, 2017 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter and year ended September 30, 2017.

Fourth Quarter and Fiscal Year 2017 Highlights

•	Income from operations of $20.3 million for fiscal 2017 and $7.0 million for the fourth quarter of fiscal 2017, a decrease of $4.6 million compared with fiscal 2016 and of $2.1 million compared with the fourth quarter of fiscal 2016. These results include losses of $8.4 million for fiscal 2017 and $2.1 million for the fourth quarter of fiscal 2017 at our Denver and Roanoke branches of our Commercial & Industrial segment, which we previously disclosed we are winding down

•	Net income attributable to IES for fiscal 2017 of $13.4 million, or $0.62 per diluted share, compared to Net income attributable to IES for fiscal 2016 of $120.8 million, which included the release of significant tax valuation allowances, of which $93.0 million related to future periods

•	Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) for fiscal 2017 of $16.8 million, a decrease of $5.1 million compared with fiscal 2016

•	Operating cash flow of $22.3 million for fiscal year 2017, compared to $25.0 million from fiscal year 2016

•	Revenue of $810.7 million for fiscal 2017, an increase of 16.5% compared with fiscal 2016, and $206.6 million for the fourth quarter of fiscal 2016, an increase of 0.5% compared with the fourth quarter of fiscal 2016

•	Backlog of approximately $331 million as of September 30, 2017, as compared to approximately $341 million as of September 30, 2016 and approximately $314 million as of June 30, 2017

Management Commentary

Robert Lewey, President, stated, “We spent 2017 continuing to reposition our operating segments to set IES up for profitable, long-term growth. In our Infrastructure Solutions segment, the acquisition of Freeman Enclosure Systems in March 2017 added to the portfolio of custom-engineered products and services that we offer our customers. We strengthened our Commercial & Industrial segment by extending our geographic reach with the acquisition of NEXT Electric in July 2017 and expanded our mechanical services capabilities with the acquisition of Technical Services in June 2017. Additionally, as we disclosed last quarter, we made the decision to exit two underperforming Commercial & Industrial branches in Denver and Roanoke. We do not expect to incur substantial costs related to the wind-down of these two branches in fiscal 2018.”

Mr. Lewey continued, “Our Communications and Residential segments achieved strong organic growth in fiscal 2017. Our Communications segment continues to support the growth of our customers, many of whom are leading and recognizable global technology, social networking and e-commerce brands, resulting in 19% revenue growth in fiscal 2017. Our Residential segment demonstrated strong performance, as highlighted by 21% revenue growth and improved operating margins in fiscal 2017. Heading into 2018, we expect to see continued improvement in Commercial & Industrial and Infrastructure Solutions.”

Tracy McLauchlin, Chief Financial Officer, added, “We believe that backlog is strong going into 2018, with growth in our Commercial & Industrial business offsetting an expected decrease in multi-family work within our Residential business. During the year we continued to generate strong cash flow that we deployed into three acquisitions, while maintaining significant liquidity to support our organic and acquisition growth strategies. Additionally, from a cash flow perspective, we will continue to use our net deferred tax assets to reduce our net cash tax exposure and further support our growth. We are closely monitoring any change in the federal tax rate as such a change would impact the value of our net deferred tax assets and our future earnings.”

Net Operating Loss Carryforwards

The Company estimates that it has available Net Operating Loss Carryforwards (NOLs) for U.S. federal income tax purposes of approximately $378 million at September 30, 2017, including approximately $142 million resulting from the additional amortization of personal goodwill. The

Company’s common stock is subject to a Rights Plan dated November 8, 2016, which is intended to assist in limiting the number of 5% or more owners of the Company’s common stock and, thereby reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

Stock Buyback Plan

The Company’s Board of Directors has authorized and previously announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time. During the fiscal year ending September 30, 2017, the Company repurchased 145,484 shares at an average price of $15.37 per share.

Non-GAAP Financial Measures and Other Adjustments

This press release includes adjusted net income attributable to IES and, in the non-GAAP reconciliation table included herein, adjusted net income before taxes, both of which are financial measures not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by distinguishing certain noncash events such as our valuation allowances release, and that these measures, when reconciled to net income attributable to IES, which is the most directly comparable GAAP measure, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of these non-GAAP financial measures to GAAP results has been provided in the financial tables included in this press release.

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2017, to be filed with the Securities and Exchange Commission (“SEC”) by December 8, 2017, and any amendments thereto.

About IES Holdings, Inc.

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial infrastructure services to a variety of end markets. Our approximately 3,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances on net deferred tax assets; the inability to carry out plans and strategies as expected, including underperformance of our acquisitions or our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2017 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended Ended September 30,
	2017	2016	2017	2016
Revenues	$206.6	$205.6	$810.7	$696.0
Cost of services	168.5	168.1	670.2	569.0

Gross profit	38.1	37.5	140.5	127.0
Selling, general and administrative expenses	31.3	28.1	120.4	100.6
Contingent consideration expense	(0.2)	0.3	(0.1)	0.7
Loss on sale of assets	—	—	(0.1)	0.8

Income from operations	7.0	9.2	20.3	25.0
Interest expense, net	0.4	0.4	1.7	1.3
Other expense (income), net	(0.1)	—	(0.2)	(0.1)

Income from continuing operations before income taxes	6.7	8.8	18.8	23.8
Provision (benefit) for income taxes	3.4	(93.2)	5.2	(97.1)

Net income	3.2	102.0	13.6	120.9
Net income attributable to noncontrolling interest	(0.1)	(0.1)	(0.2)	(0.1)

Net income attributable to IES Holdings, Inc.	$3.1	$102.0	$13.4	$120.8

Earnings per share attributable to IES Holdings, Inc.:
Basic	$0.15	$4.75	$0.62	$5.63
Diluted	$0.14	$4.74	$0.62	$5.62

Shares used in the computation of income per share:
Basic (in thousands)	21,237	21,276	21,281	21,279
Diluted (in thousands)	21,490	21,516	21,533	21,492

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME

ATTRIBUTABLE TO IES HOLDINGS, INC. (DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2017	2016	2017	2016
Net income attributable to IES Holdings, Inc.	$3.1	$102.0	$13.4	$120.8
Provision (benefit) for income taxes	3.4	(93.2)	5.2	(97.1)

Adjusted net income before taxes	6.6	8.7	18.6	23.7
Current tax expense (1)	(0.5)	(0.6)	(1.8)	(1.7)

Adjusted net income attributable to IES Holdings, Inc.	$6.1	$8.1	$16.8	$21.9

(1)	Represents the tax expense for the current period which will be paid in cash, and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	September 30, 2017	September 30, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28.3	$33.0
Restricted cash	—	0.3
Accounts receivable:
Trade, net of allowance	142.9	124.4
Retainage	21.4	20.1
Inventories	16.9	13.2
Costs and estimated earnings in excess of billings	13.4	15.6
Prepaid expenses and other current assets	8.8	3.2

Total current assets	231.8	209.7

Property and equipment, net	24.6	15.7
Goodwill	46.7	39.9
Intangible assets	31.4	31.7
Deferred tax assets	86.2	93.5
Other non-current assets	3.8	3.7

Total assets	$424.5	$394.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$120.7	$108.8
Billings in excess of costs and estimated earnings	29.9	24.2

Total current liabilities	150.6	133.1

Long-term debt, net of current maturities	29.4	29.3
Other non-current liabilities	4.5	6.8

Total liabilities	184.5	169.1

Noncontrolling interest	3.3	1.8

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(6.9)	(4.8)
Additional paid-in capital	197.0	195.2
Retained earnings	46.4	32.7

Total stockholders’ equity	236.7	223.4

Total liabilities and stockholders’ equity	$424.5	$394.3

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Year Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13.6	$120.9
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	0.3	0.4
Amortization of deferred financing cost	0.3	0.3
Depreciation and amortization	9.6	5.7
Loss (gain) on sale of assets	(0.1)	0.8
Deferred income taxes	6.9	(98.4)
Non-cash compensation expense	1.7	1.6
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(7.6)	(22.4)
Inventories	(1.9)	3.9
Costs and estimated earnings in excess of billings	2.6	(3.2)
Prepaid expenses and other current assets	(6.8)	(1.7)
Other non-current assets	(0.5)	(1.5)
Accounts payable and accrued expenses	(2.8)	19.7
Billings in excess of costs and estimated earnings	5.9	(0.9)
Other non-current liabilities	1.1	—

Net cash provided by operating activities	22.3	25.0

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(4.6)	(3.4)
Proceeds from sale of property and equipment	0.3	2.2
Cash paid for acquisitions, net of cash acquired	(20.2)	(59.5)

Net cash used in investing activities	(24.5)	(60.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	5.4	20.3
Repayments of debt	(5.4)	(0.3)
Contingent consideration payment	(0.4)	—
Distribution to noncontrolling interest	(0.2)	—
Purchase of treasury stock	(2.4)	(0.6)
Issuance of shares	0.2	0.2

Net cash provided by (used in) financing activities	(2.7)	19.6

NET INCREASE (DECREASE) IN CASH EQUIVALENTS	(4.9)	(16.1)
CASH AND CASH EQUIVALENTS, beginning of period	33.2	49.4

CASH AND CASH EQUIVALENTS, end of period	$28.3	$33.2

IES HOLDINGS, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue
Commercial & Industrial	$59.6	$63.5	$227.6	$222.5
Communications	53.2	60.8	225.3	189.6
Infrastructure Solutions	24.3	17.8	83.8	58.0
Residential	69.5	63.5	274.0	225.9

Total Revenue	$206.6	$205.6	$810.7	$696.0

Operating Income
Commercial & Industrial	$(0.1)	$2.9	$(1.2)	$7.6
Communications	4.3	3.6	13.6	11.7
Infrastructure Solutions	1.6	1.1	2.8	1.8
Residential	4.9	5.4	19.5	16.4
Corporate	(3.6)	(3.9)	(14.4)	(12.6)

Total Operating Income	$7.0	$9.2	$20.3	$25.0

IES HOLDINGS, INC. AND SUBSIDIARIES

WIND-DOWN STATEMENTS OF OPERATIONS*

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues	$4.9	$8.9	$32.2	$27.2
Cost of service	6.2	8.5	37.8	26.3

Gross profit	(1.3)	0.5	(5.6)	0.9
Selling, general and administrative expenses	0.8	0.6	2.8	2.9

Loss from operations	$(2.1)	$(0.1)	$(8.4)	$(2.0)

*	Includes results from the Denver and Roanoke branches of our Commercial & Industrial segment. In July, 2017, we implemented a plan to wind-down operations at these branches.